EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        To Thermedics Inc.:

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 3, 1995 included in Thermedics Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this registration statement.



        ARTHUR ANDERSEN LLP

        Boston, Massachusetts
        December 21, 1995